UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12800 Whitewater Drive Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 984-0316

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 22, 2004, The Mosaic Company (“Mosaic”) and Cargill, Incorporated (“Cargill”) amended that certain Investor Rights Agreement, dated as of January 26, 2004 (the “Investor Rights Agreement”), in order to add as parties thereto Cargill Fertilizer, Inc. (“CFI”) and GNS I (U.S.) Corp. (“GNS I” and, together with Cargill and CFI, the “Cargill Contributing Corporations”). The Investor Rights Agreement provides for, among other things, Cargill and IMC Global Inc. (now known as Mosaic Global Holdings Inc.) (“IMC”) to designate seven and four director nominees, respectively, with respect to each election of Mosaic’s board of directors during the four-year period following completion of the merger and contribution transactions described under Item 2.01 below. A copy of the Investor Rights Agreement, as amended, was filed as Exhibit 10.1 to Mosaic’s Registration Statement on Form 8-A filed with the SEC on October 22, 2004 and is incorporated herein by reference.

On October 22, 2004, Mosaic and Cargill also entered into a Master Transition Services Agreement (the “Transition Services Agreement”) as contemplated by the Agreement and Plan of Merger and Contribution dated as of January 26, 2004, by and among Mosaic, GNS Acquisition Corp., IMC, Cargill and CFI, as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, and as subsequently amended by Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004 (the “Merger and Contribution Agreement”). The Transition Services Agreement generally provides that, during the 18 months following October 22, 2004, Cargill and certain of its subsidiaries, excluding Mosaic and its subsidiaries, will provide to Mosaic and its subsidiaries certain services described on various work orders to be entered into by Cargill and Mosaic from time to time. The Transition Services Agreement also provides a mechanism whereby Cargill and Mosaic may provide to each other the ability to purchase various products or services under one or more master agreements entered into between Cargill or Mosaic and certain third parties. As the transition services provided under the Transition Services Agreement constitute related party transactions, each work order must be approved by the independent directors of Mosaic appointed by IMC. A copy of the Transition Services Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

In order to provide an additional source of liquidity for Mosaic and its subsidiaries (excluding IMC and its subsidiaries) following the closing of the merger and contribution transactions, Mosaic entered into a credit agreement dated as of October 22, 2004 with JPMorgan Chase Bank as Administrative Agent and certain other lenders (the “Credit Agreement”). The Credit Agreement provides for a $160 million revolving loan, to be drawn by Mosaic from time to time in amounts not less than $5 million. The maturity date is the earlier of January 20, 2005 or the date that all loans outstanding under the lenders’ existing credit agreement with IMC are fully repaid and commitments thereunder terminated. Mosaic may draw down funds as a revolving loan or a swingline loan or obtain letters of credit. Depending on the type of draw by Mosaic, the applicable interest rate is calculated as (a) LIBOR plus 1.25% or (b) the greater of (i) the prime rate, (ii) the base CD rate plus 1% or (iii) the federal funds effective rate plus 0.5%. As of October 22, 2004, there were no revolving loans or swingline loans outstanding under the Credit Agreement; however, $25.7 million of letters of credit had been issued resulting in $134.3 million of availability under the Credit Agreement at that date.

Mosaic’s obligations under the Credit Agreement are guaranteed by substantially all of Mosaic’s domestic subsidiaries excluding IMC and its subsidiaries and is secured by the pledge of (i) the stock of substantially all of Mosaic’s domestic subsidiaries excluding IMC and its subsidiaries, (ii) 65% of the stock of first tier foreign subsidiaries of Mosaic and its subsidiaries excluding IMC and its subsidiaries, and (iii) intercompany promissory notes held by Mosaic and the guarantors.

The Credit Agreement contains certain covenants that limit matters, including capital expenditures, joint venture investments, monetary acquisitions and indebtedness. In addition, the Credit Agreement generally prohibits the payment of dividends on Mosaic’s common stock and repurchases or redemptions of Mosaic’s capital stock.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 22, 2004, pursuant to the Merger and Contribution Agreement, (i) GNS Acquisition Corp., a wholly owned subsidiary of Mosaic, merged with and into IMC (the “Merger”), with IMC surviving the Merger and (ii) the Cargill Contributing Corporations contributed to Mosaic equity interests in certain entities owning all or substantially all of Cargill’s fertilizer businesses (the “Contribution” and, together with the Merger, the “Transactions”). Upon completion of the Merger, IMC became a wholly owned subsidiary of Mosaic. In addition, at the effective time of the Merger, IMC’s corporate name was changed from IMC Global Inc. to Mosaic Global Holdings Inc.

Pursuant to the Merger, each outstanding share of IMC’s common stock, par value $1.00 per share, was converted into and became the right to receive one share of common stock, par value $.01 per share, of Mosaic (“Mosaic Common Stock”). In addition, in the Merger each outstanding share of IMC’s 7.50% Mandatory Convertible Preferred Shares, par value $1.00 per share, was converted into and became the right to receive one share of Mosaic’s 7.50% Mandatory Convertible Preferred Shares, par value $.01 per share (“Mosaic 7.50% Preferred Stock”).

Pursuant to the Contribution, the Cargill Contributing Corporations contributed to Mosaic equity interests in certain entities owning all or substantially all of Cargill’s fertilizer businesses in exchange for the issuance of shares of Mosaic capital stock, as described under Item 3.02 below. The information set forth below under Item 3.02 also is intended to be disclosed under this Item 2.01 and is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth above under Item 1.01 regarding the Credit Agreement also is intended to be disclosed under this Item 2.03 and is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As consideration for the Contribution, the Cargill Contributing Corporations in the aggregate received shares of Mosaic Common Stock representing approximately 66.5% of the outstanding shares of Mosaic Common Stock (after giving effect to the Transactions), in addition to 5,458,955 shares of Mosaic’s Class B common stock, par value $.01 per share (“Mosaic Class B Common Stock”). These shares were issued as of October 22, 2004 pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Specifically, Mosaic issued shares to the Cargill Contributing Corporations as follows:

To Cargill, Incorporated:	10,810,333 shares of Mosaic Common Stock

To Cargill Fertilizer, Inc.:	210,569,242 shares of Mosaic Common Stock and 5,458,955 shares of Mosaic Class B Common Stock

To GNS I (U.S.) Corp.:	29,202,747 shares of Mosaic Common Stock

At any time that a share of Mosaic 7.50% Preferred Stock is converted into one or more shares of Mosaic Common Stock, 1.98507454 shares of Mosaic Class B Common Stock will automatically convert into a number of shares of Mosaic Common Stock equal to 1.98507454 multiplied by the then applicable conversion rate of the Mosaic 7.50% Preferred Stock.

Item 3.03 Material Modification to Rights of Security Holders.

(b) The information set forth above under Item 1.01 regarding the Credit Agreement also is intended to be disclosed under this Item 3.03 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

Mosaic will provide the financial statements required by paragraph (a) of Item 9.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on a Form 8-K/A not later than 71 days after the date on which this initial report must be filed (i.e., on or before January 7, 2005).

(b) Pro forma financial information.

Mosaic will provide the pro forma financial information required by paragraph (b) of Item 9.01 of Form 8-K promulgated by the Commission pursuant to the Exchange Act on a Form 8-K/A not later than 71 days after the date on which this initial report must be filed (i.e., on or before January 7, 2005).

(c) Exhibits.

2.1	Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, by and among Mosaic, GNS Acquisition Corp., IMC, Cargill and Cargill Fertilizer, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, and as subsequently amended by Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004

10.1	Investor Rights Agreement, dated as of January 26, 2004 and amended October 22, 2004, by and between Cargill and Mosaic (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 8-A filed by Mosaic with the Securities and Exchange Commission on October 22, 2004)

10.2	Master Transition Services Agreement, dated as of October 22, 2004, by and between Mosaic and Cargill

Mosaic agrees to furnish supplementally to the Commission a copy of omitted schedules and exhibits to the Merger and Contribution Agreement upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date:	October 28, 2004	By:	/s/ Richard L. Mack
Name: Richard L. Mack Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, by and among Mosaic, GNS Acquisition Corp., IMC, Cargill and Cargill Fertilizer, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, and as subsequently amended by Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004

10.1	Investor Rights Agreement, dated as of January 26, 2004 and amended October 22, 2004, by and between Cargill and Mosaic (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 8-A filed by Mosaic with the Securities and Exchange Commission on October 22, 2004)

10.2	Master Transition Services Agreement, dated as of October 22, 2004, by and between Mosaic and Cargill

Mosaic agrees to furnish supplementally to the Commission a copy of omitted schedules and exhibits to the Merger and Contribution Agreement upon request.